For further information:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100
For Immediate Release

PrivateBancorp Reports First Quarter Earnings per Share of $0.41

Chicago, IL, April 23, 2007--- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported first quarter 2007 net income of $9.0 million, or $0.41 per diluted share compared to  $9.0 million, or  $0.42 per diluted share for the first quarter 2006.   The first quarter 2007 results include the financial results for The PrivateBank – Georgia, which was acquired on December 13, 2006, and start-up costs associated with The PrivateBank – Kansas City.   The acquisition of The PrivateBank – Georgia was slightly accretive to earnings per share for the first quarter of 2007 and start-up costs associated with The PrivateBank – Kansas City reduced earnings per share by $0.014.

“The first quarter’s operating results, taken on their face, do not reveal the progress we have made in positioning the Company to achieve its long term growth objectives.  During the past year, we achieved over 21 percent organic growth in core deposits, loans and wealth management fee income. We made substantial investments in our people and our infrastructure and continued to execute on our strategy of expanding into new markets. Unfortunately, the growth of our net interest income was significantly lower than we expected given the year over year compression in our net interest margin,” said Ralph B. Mandell, Chairman, President and CEO.  “We continue to stay focused on executing our strategy and building our client base and anticipate that our net interest margin will improve when the yield curve normalizes.”

Net interest income totaled $32.0 million in the first quarter 2007, an increase of 15 percent over first quarter 2006 net interest income of $27.8 million.  Excluding net interest income from The PrivateBank – Georgia, net interest income grew by $1.6 million, an increase of 6 percent over the first quarter of 2006.  Net interest margin (on a tax equivalent basis) was 3.26 percent for the first quarter 2007 compared to 3.45 percent in the year earlier period, and 3.25 percent in the fourth quarter 2006.   During the first quarter 2007, the yield on average interest earning assets increased by 7 basis points while the cost of average interest-bearing liabilities remained unchanged from the fourth quarter 2006.

The provision for loan losses in the first quarter 2007 was $1.4 million, compared to $2.3 million in the first quarter 2006 and $0.7 million in the fourth quarter 2006.  Net charge offs totaled $582,000, or 0.07 percent of average loans, in the quarter ended March 31, 2007, versus net charge offs of $144,000 in the prior year quarter and net charge-offs of $49,000 in the fourth quarter 2006.  Non-performing loans to total loans were 0.28 percent at March 31, 2007, compared to 0.25 percent at December 31, 2006 and 0.15 percent at March 31, 2006.  The allowance for loan losses as a percentage of total loans was 1.09 percent at March 31, 2007 and December 31, 2006, compared to 1.13 percent at March 31, 2006.

Wealth management fee income was $3.8 million during the first quarter 2007, an increase of 21 percent from $3.2 million in the first quarter of 2006 and up 6 percent from $3.6 million in the fourth quarter 2006.  Wealth management assets under management increased 9 percent to $2.95 billion at March 31, 2007 compared to $2.72 billion at March 31, 2006 and $2.90 billion at the end of 2006.

Residential mortgage fee income increased to $1.3 million for the first quarter 2007 from $0.7 million in the first quarter 2006 and $0.8 million for the fourth quarter 2006.

Non-interest expense increased by 33 percent to $23.4 million in the first quarter 2007 from $17.6 million in the first quarter 2006, and increased 4 percent from fourth quarter 2006 non-interest expense of $22.6 million.  Excluding the impact of The PrivateBank – Georgia and costs associated with the start up of The PrivateBank – Kansas City, non-interest expense increased by 21 percent year over year.  During the first quarter of 2007, total non-interest expense at The PrivateBank – Georgia was $1.6 million, and the total non-interest expense from The PrivateBank – Kansas City was $0.5 million.   The year over year core growth in our non-interest expense is primarily attributable to the increased scale and scope of the Company’s operations, including increased professional fees, marketing and occupancy costs.

The Company continues to add qualified, experienced managing directors to its team to facilitate the future growth of the organization.  The number of managing directors increased to 150 as of March 31, 2007, or 29 percent from 116 at March 31, 2006, and 148 at December 31, 2006.  The increase includes 11 Managing Directors from the acquisition of The PrivateBank – Georgia and, four Managing Directors from the start-up of The PrivateBank – Kansas City.  Full-time equivalent (FTE) employees increased 23 percent to 482 at the end of the first quarter 2007, from 393 at the end of the first quarter 2006, reflecting, in part, the addition of 37 FTEs as a result of the acquisition of The PrivateBank – Georgia and the addition of five FTEs as a result of the start up of The PrivateBank – Kansas City.

The efficiency ratio was 59.3 percent in the first quarter 2007, up from 51.7 percent in the prior year first quarter, but down from 61.9 percent reported in the fourth quarter 2006.  The year over year increase in the efficiency ratio resulted primarily from the decrease in the net interest margin.

Total assets were $4.3 billion at March 31, 2007, an increase of 18 percent from $3.7 billion at March 31, 2006, and unchanged from $4.3 billion at December 31, 2006.  At March 31, 2007, total loans were $3.6 billion, versus $2.8 billion at March 31, 2006 and $3.5 billion at December 31, 2006.  During the first quarter, loans grew by over 2 percent or an annualized rate of approximately 9 percent.  Excluding The PrivateBank- Georgia, loans grew by 21 percent year over year. Investment securities were $482.0 million at March 31, 2007, down from $682.4 million at March 31, 2006 and $496.8 million at December 31, 2006.

Total deposits were $3.6 billion at March 31, 2007, up from $2.9 billion at March 31, 2006 and unchanged from $3.6 billion at December 31, 2006.   Core deposits, defined as total deposits less brokered deposits, were $3.0 billion at quarter’s end, and at 2006 year end, compared to $2.2 billion at March 31, 2006.  Excluding The PrivateBank - Georgia, core deposits grew by 25 percent year over year.  Brokered deposits were $631.7 million at March 31, 2007, down from $704.6 million at March 31, 2006 and up from $589.3 million at December 31, 2006.  Funds borrowed, which include federal funds purchased, FHLB advances, borrowings under our credit facility, and convertible senior notes, decreased 5 percent to $334.1 million at March 31, 2007 from $351.5 million at March 31, 2006, and increased 19 percent from $281.7 million at December 31, 2006.  As previously announced, during the first quarter of 2007, the Company issued $115.0 million of contingent convertible senior notes to qualified institutional investors, the proceeds of which continue to be used to replace more expensive funding.

PrivateBancorp, Inc. was organized in 1989 to provide distinctive, highly personalized premium financial services primarily to privately held businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors for their personal and professional interests.  The Company uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients.  Through a team of highly qualified managing directors, The PrivateBank tailors products and services to meet each client’s personal and commercial banking and wealth management needs.  The Company, which had assets of $4.3 billion as of March 31, 2007, has 18 offices located in the Atlanta, Chicago, Detroit, Milwaukee, St. Louis, and Kansas City, metropolitan areas.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.pvtb.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas, the effect of continued margin pressure on our earnings, deterioration in asset quality due to an economic downturn in the greater Chicago, Detroit, Milwaukee, St. Louis, Kansas City or Atlanta metropolitan areas, developments pertaining to the previously-announced employee fraud, the dollar amount of recovery, if any, on any insurance bond claim relating to the employee fraud, legislative or regulatory changes, adverse developments in the Company’s loan or investment portfolios, slower than anticipated growth of the Company’s business or unanticipated business declines, unforeseen difficulties in the continued integration of The PrivateBank - Georgia or higher than expected operational costs, failure to get regulatory approval for a de novo federal savings bank in Kansas City, competition, failure to improve operating efficiencies through expense controls, and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Editor’s Note: Financial highlights attached.

Consolidated Statements of Income
(dollars in thousands except per share data)

	Three Months Ended
	March 31,
	2007	2006
	unaudited	unaudited
Interest Income
Interest and fees on loans	$68,886	$48,910
Interest on investment securities	5,890	8,302
Interest on short-term investments	238	87
Total Interest Income	75,014	57,299

Interest Expense
Interest on deposits	37,435	24,552
Interest on borrowings	4,084	3,468
Interest on long-term debt - trust preferred securities	1,520	1,504
Total Interest Expense	43,039	29,524

Net Interest Income	31,975	27,775
Provision for loan losses	1,406	2,253
Net Interest Income After Provision	30,569	25,522

Non Interest Income
Wealth management income	3,826	3,160
Mortgage banking income	1,314	724
Other income	1,126	1,138
Net securities gains (losses)	79	(578)
Gains (losses) on interest rate swap	-	555
Total Non Interest Income	6,345	4,999

Non Interest Expense
Salaries and benefits	13,729	10,536
Occupancy expense	2,790	2,169
Professional fees	1,715	1,016
Wealth management fees	782	406
Marketing	1,289	913
Data processing	901	766
Amortization of intangibles	243	154
Insurance	352	310
Other operating expenses	1,564	1,288
Total Non Interest Expense	23,365	17,558

Minority interest expense	90	77
Income Before Income Taxes	13,459	12,886
Income tax expense	4,423	3,899
Net Income	$9,036	$8,987

Weighted Average Shares Outstanding	21,331,021	20,561,694
Diluted Average Shares Outstanding	22,018,295	21,424,810

Earnings Per Share
Basic	$0.42	$0.44
Diluted	$0.41	$0.42

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
Note 2: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Consolidated Balance Sheets
(dollars in thousands except per share data)

	03/31/07	12/31/06	03/31/06
	unaudited	audited	unaudited
Assets
Cash and due from banks	$73,736	$42,428	$42,827
Short-term investments	17,535	36,969	9,613
Investment securities: available-for-sale	482,024	496,782	682,355
Loans held for sale	14,928	14,515	9,747

Loans	3,581,398	3,499,988	2,786,075
Allowance for loan losses	(38,893)	(38,069)	(31,497)
Net loans	3,542,505	3,461,919	2,754,578

Premises and equipment, net	21,674	21,413	15,146
Goodwill	93,043	93,043	63,176
Other assets	95,649	94,322	91,443
Total Assets	$4,341,094	$4,261,391	$3,668,885

Liabilities
Non-interest bearing deposits	$312,782	$300,689	$240,961
Interest bearing deposits	3,270,173	3,250,324	2,698,541
Total deposits	3,582,955	3,551,013	2,939,502

Funds borrowed	334,128	281,733	351,523
Long-term debt - trust preferred securities	98,000	98,000	98,000
Other liabilities	26,084	33,521	36,998
Total Liabilities	4,041,167	3,964,267	3,426,023

Stockholders' Equity
Common stock and additional paid-in-capital	177,260	174,968	145,323
Treasury stock	(13,068)	(5,254)	(3,724)
Retained earnings	128,904	121,539	96,517
Accumulated other comprehensive income	6,831	5,871	4,746
Total Stockholders' Equity	299,927	297,124	242,862

Total Liabilities and
Stockholders' Equity	$4,341,094	$4,261,391	$3,668,885

Book Value Per Share	$13.93	$13.83	$11.72

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
Note 2: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	1Q07	4Q06	3Q06	2Q06	1Q06
Key Statistics
Net income	$9,036	$9,052	$9,794	$10,013	$8,987
Basic earnings per share	$0.42	$0.43	$0.48	$0.48	$0.44
Diluted earnings per share	$0.41	$0.42	$0.46	$0.47	$0.42

Return on average total assets	0.86%	0.91%	1.04%	1.10%	1.03%
Return on average total equity	12.37%	13.61%	15.43%	16.65%	15.40%
Dividend payout ratio	15.34%	14.44%	12.96%	12.65%	14.06%
Fee revenue as a percent of total revenue (1)	16.39%	15.81%	15.79%	19.48%	15.32%
Wealth management assets under management	2,952,227	2,902,205	2,780,121	2,686,255	2,716,599

Non-interest income to average assets	0.60%	0.56%	0.63%	0.73%	0.57%
Non-interest expense to average assets	2.22%	2.27%	2.13%	2.09%	2.01%
Net overhead ratio (2)	1.62%	1.71%	1.50%	1.36%	1.44%
Efficiency ratio (3)	59.3%	61.9%	53.9%	50.3%	51.7%

Net interest margin
Fed funds sold & other short-term investments	3.26%	5.48%	6.40%	5.02%	4.81%
Investment Securities (taxable)	5.01%	4.51%	5.50%	5.75%	4.88%
Investment Securities (non-taxable)	6.89%	6.90%	6.88%	6.90%	6.91%
Loans, net of unearned discount	7.84%	7.78%	7.83%	7.64%	7.39%
Yield on average earning assets	7.56%	7.49%	7.59%	7.39%	7.00%
Interest bearing deposits	4.67%	4.65%	4.53%	4.21%	3.84%
Funds borrowed	4.87%	5.15%	5.20%	4.58%	4.24%
Trust preferred securities	6.20%	6.21%	6.21%	6.17%	6.14%
Cost of average interest-bearing liabilities	4.73%	4.73%	4.62%	4.29%	3.96%
Net interest spread (4)	2.83%	2.77%	2.97%	3.10%	3.04%
Net interest margin (5)	3.26%	3.25%	3.47%	3.55%	3.45%

Tax equivalent adjustment to net interest income (6)	$1,073	$1,058	$1,166	$1,173	$1,174

(1)	Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(2)	Non-interest expense less non-interest income divided by average total assets.
(3)	Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(4)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5)	Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(6)
The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities.  For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense.  The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

	Reconciliation of net interest income to net interest income on a tax equivalent basis

	1Q07	4Q06	3Q06	2Q06	1Q06
Net interest income	$31,975	$29,797	$30,040	$29,862	$27,775
Tax equivalent adjustment to net interest income	1,073	1,058	1,166	1,173	1,174
Net interest income, tax equivalent basis	$33,048	$30,855	$31,206	$31,035	$28,949

Note: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	1Q07		4Q06		3Q06		2Q06		1Q06
Balance Sheet Ratios
Loans to Deposits (period end)	99.96%		98.56%		96.84%		94.57%		94.78%

Average interest-earning assets to average interest-bearing liabilities	109.8		111.3		112.2		111.9		111.2

Per Share Data
Dividends	$0.075		$0.060		$0.060		$0.060		$0.060
Book value (period end)	$13.93		$13.83		$12.73		$12.08		$11.72
Tangible book value (period end) (1)	$9.28		$9.15		$9.45		$8.78		$8.41

Share Price Data (period end)
Closing Price	$36.56		$41.63		$45.72		$41.41		$41.49
Diluted earnings multiple (2)	21.99	x	24.98	x	25.05	x	21.97	x	24.36	x
Book value multiple	2.62	x	3.01	x	3.59	x	3.43	x	3.54	x

Common Stock Information
Outstanding shares at end of period	21,531,296		21,481,250		20,842,083		20,769,859		20,729,339

Number of shares used to compute:
Basic earnings per share	21,331,021		20,882,759		20,581,504		20,659,566		20,561,694
Diluted earnings per share	22,018,295		21,637,210		21,440,343		21,523,387		21,424,810

Capital Ratios (period end) (3):
Total equity to total assets	6.91%		6.97%		6.85%		6.87%		6.62%
Total risk-based capital ratio	10.34%		10.27%		10.62%		10.56%		10.41%
Tier-1 risk-based capital ratio	7.91%		8.06%		8.53%		8.52%		8.44%
Leverage ratio	6.97%		7.51%		7.26%		7.33%		7.17%

(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2) Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3) Capital ratios for the most recent period presented in the press release are based on preliminary data.
Note: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands)

	1Q07	4Q06	3Q06	2Q06	1Q06
Summary Income Statement
Interest Income
Interest and fees on loans	$68,886	$64,418	$60,361	$55,127	$48,910
Interest on investment securities	5,890	5,227	6,320	7,734	8,302
Interest on short-term investments	238	320	116	199	87
Total Interest Income	75,014	69,965	66,797	63,060	57,299

Interest Expense	43,039	40,168	36,757	33,198	29,524

Net Interest Income	31,975	29,797	30,040	29,862	27,775
Provision for loan losses	1,406	707	1,494	2,382	2,253
Net Interest Income after Provision for Loan Losses	30,569	29,090	28,546	27,480	25,522

Non Interest Income
Wealth management income	3,826	3,615	3,477	3,603	3,160
Mortgage banking income	1,314	807	804	1,005	724
Other income	1,126	1,172	1,351	2,616	1,138
Net securities (losses) gains	79	(1)	1,212	(1,007)	(578)
Gains (losses) on interest rate swap	-	-	(904)	413	555
Total Non Interest Income	6,345	5,593	5,940	6,630	4,999

Non Interest Expense
Salaries and benefits	13,729	12,205	10,864	10,325	10,536
Occupancy expense	2,790	2,733	2,639	2,214	2,169
Professional fees	1,715	1,976	1,866	1,955	1,016
Wealth management fees	782	686	774	799	406
Marketing	1,289	1,137	1,159	1,083	913
Data processing	901	999	788	764	766
Insurance	352	337	349	323	310
Amortization of intangibles	243	169	152	153	154
Other operating expenses	1,564	2,321	1,420	1,318	1,288
Total Non Interest Expense	23,365	22,563	20,011	18,934	17,558

Minority interest expense	90	82	85	86	77
Income Before Income Taxes	13,459	12,038	14,390	15,090	12,886
Income tax expense	4,423	2,986	4,596	5,077	3,899
Net income	$9,036	$9,052	$9,794	$10,013	$8,987

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
Note 2: All previously reported data has been restated to reflect the adoption of SFAS No. 123(R), “Share Based Payment”

Key Financial Data
Unaudited
(dollars in thousands)

	1Q07	4Q06	3Q06	2Q06	1Q06
Credit Quality
Key Ratios
Net charge-offs (recoveries) to average loans	0.07%	0.01%	0.04%	0.05%	0.02%
Total non-performing loans to total loans	0.28%	0.25%	0.06%	0.10%	0.15%
Total non-performing assets to total assets	0.34%	0.23%	0.06%	0.09%	0.12%
Nonaccrual loans to:
total loans	0.13%	0.11%	0.02%	0.06%	0.12%
total assets	0.11%	0.09%	0.02%	0.05%	0.09%
Allowance for loan losses to:
total loans	1.09%	1.09%	1.11%	1.13%	1.13%
non-performing loans	263%	380%	1490%	1051%	693%
nonaccrual loans	808%	1010%	5897%	1946%	976%

Non-performing assets:
Loans delinquent over 90 days	$5,124	$5,137	$1,260	$1,262	$1,080
Nonaccrual loans	4,816	3,770	588	1,721	3,228
OREO	4,831	1,101	480	203	235
Total non-performing assets	$14,771	$10,008	$2,328	$3,186	$4,543

Net loan charge-offs (recoveries):
Loans charged off	$586	$86	$308	$466	$165
(Recoveries)	(4)	(37)	(17)	(77)	(21)
Net charge-offs (recoveries)	$582	$49	$291	$389	$144

Provision for loan losses	$1,406	$707	$1,494	$2,382	$2,253

Allowance for Loan Losses Summary
Balance at beginning of period	$38,069	$34,693	$33,490	$31,497	$29,388
Provision	1,406	707	1,494	2,382	2,253
Net charge-offs (recoveries)	582	49	291	389	144
Addition of The PrivateBank - Georgia allowance	-	2,718	-	-	-
Balance at end of period	$38,893	$38,069	$34,693	$33,490	$31,497

Net loan charge-offs (recoveries):
Commercial real estate	-	-	-	$250	-
Residential real estate	-	-	-	-	-
Commercial	$581	$29	$298	$180	$121
Personal	$1	$20	$(7)	$(41)	$23
Home equity	-	-	-	-	-
Construction	-	-	-	-	-
Total net loan charge-offs (recoveries)	$582	$49	$291	$389	$144

Balance Sheets
(dollars in thousands)

	unaudited	audited	unaudited	unaudited	unaudited
	03/31/07	12/31/06	09/30/06	06/30/06	03/31/06
Assets
Cash and due from banks	$73,736	$42,428	$91,026	$46,625	$42,827
Short-term investments	17,535	36,969	33,565	1,496	9,613
Investment securities: available-for-sale	482,024	496,782	458,869	499,801	682,355
Loans held for sale	14,928	14,515	7,719	6,443	9,747
Loans	3,581,398	3,499,988	3,136,634	2,956,026	2,786,075
Less: Allowance for loan losses	(38,893)	(38,069)	(34,693)	(33,490)	(31,497)
Net loans	3,542,505	3,461,919	3,101,941	2,922,536	2,754,578
Premises and equipment, net	21,674	21,413	19,825	17,902	15,146
Goodwill	93,043	93,043	63,176	63,176	63,176
Other assets	95,649	94,322	98,439	91,255	91,443
Total Assets	$4,341,094	$4,261,391	$3,874,560	$3,649,234	$3,668,885

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$312,782	$300,689	$280,478	$273,003	$240,961
Interest bearing demand deposits	144,812	152,323	115,531	127,445	142,734
Savings and money market deposits	1,485,783	1,575,080	1,327,932	1,277,067	1,243,501
Time deposits	1,639,578	1,522,921	1,514,881	1,448,259	1,312,306
Total deposits	3,582,955	3,551,013	3,238,822	3,125,774	2,939,502
Funds borrowed	334,128	281,733	235,858	133,163	351,523
Long-term debt - Trust Preferred Securities	98,000	98,000	98,000	98,000	98,000
Other liabilities	26,084	33,521	36,653	41,497	36,998
Total liabilities	4,041,167	3,964,267	3,609,333	3,398,434	3,426,023
Stockholders' equity	299,927	297,124	265,227	250,800	242,862
Total Liabilities and Stockholders' Equity	$4,341,094	$4,261,391	$3,874,560	$3,649,234	$3,668,885

Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	03/31/07	12/31/06	09/30/06	06/30/06	03/31/06
Assets
Cash and due from banks	$45,656	$48,478	$43,029	$37,582	$35,208
Short-term investments	29,348	21,341	7,101	15,646	7,317
Investment securities: available-for-sale	490,844	464,005	494,626	579,223	696,323
Loans held for sale	10,493	10,891	6,875	7,375	7,655
Loans	3,528,404	3,259,404	3,037,863	2,869,754	2,660,074
Less: Allowance for loan losses	(38,157)	(36,175)	(34,335)	(32,517)	(30,018)
Net loans	3,490,247	3,223,229	3,003,528	2,837,237	2,630,056
Premises and equipment, net	21,485	20,594	19,137	17,148	14,417
Goodwill	93,043	69,344	63,176	63,176	63,176
Other assets	90,979	77,713	86,836	83,249	85,792
Total Assets	$4,272,095	$3,935,595	$3,724,308	$3,640,636	$3,539,944

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$265,959	$273,576	$271,287	$264,798	$240,119
Interest bearing demand deposits	139,808	119,575	122,321	128,854	123,524
Savings and money market deposits	1,553,254	1,445,841	1,315,230	1,273,639	1,240,914
Time deposits	1,556,657	1,490,239	1,435,345	1,389,356	1,230,534
Total deposits	3,515,678	3,329,231	3,144,183	3,056,647	2,835,091
Funds borrowed	333,312	209,039	180,608	206,098	326,862
Long-term debt - Trust Preferred Securities	98,000	98,000	98,000	98,000	98,000
Other liabilities	28,830	35,537	49,671	38,670	43,364
Total liabilities	3,975,820	3,671,807	3,472,462	3,399,415	3,303,317
Stockholders' equity	296,275	263,788	251,846	241,221	236,627
Total Liabilities and Stockholders' Equity	$4,272,095	$3,935,595	$3,724,308	$3,640,636	$3,539,944

Average Year-To-Date Balance Sheets
(unaudited, dollars in thousands)

	03/31/07	12/31/06	09/30/06	06/30/06	03/31/06
Assets
Cash and due from banks	$45,656	$28,848	$38,598	$36,348	$35,208
Short-term investments	29,348	10,696	6,593	11,505	7,317
Investment securities: available-for-sale	490,844	557,696	589,318	637,450	696,323
Loans held for sale	10,493	7,719	7,368	7,520	7,655
Loans	3,528,404	2,959,125	2,857,212	2,765,489	2,660,075
Less: Allowance for loan losses	(38,157)	(33,281)	(32,305)	(31,274)	(30,018)
Net loans	3,490,247	2,925,844	2,824,907	2,734,215	2,630,057
Premises and equipment, net	21,485	18,094	17,190	15,790	14,417
Goodwill	93,043	64,730	63,176	63,176	63,176
Other assets	90,979	78,837	81,643	79,414	85,791
Total Assets	$4,272,095	$3,692,464	$3,628,793	$3,585,418	$3,539,944

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$265,959	$252,338	$259,094	$252,529	$240,119
Interest bearing demand deposits	139,808	123,554	124,895	126,204	123,524
Savings and money market deposits	1,553,254	1,319,457	1,276,866	1,257,367	1,240,914
Time deposits	1,556,657	1,387,214	1,352,495	1,310,384	1,230,534
Total deposits	3,515,678	3,082,563	3,013,350	2,946,484	2,835,091
Funds borrowed	333,312	230,461	237,247	266,123	326,862
Long-term debt - Trust Preferred Securities	98,000	98,000	98,000	98,000	98,000
Other liabilities	28,830	36,483	41,378	37,047	43,364
Total liabilities	3,975,820	3,447,507	3,389,975	3,347,654	3,303,317
Stockholders' equity	296,275	244,957	238,818	237,764	236,627
Total Liabilities and Stockholders' Equity	$4,272,095	$3,692,464	$3,628,793	$3,585,418	$3,539,944